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                                                                    EXHIBIT 21.1


                   Subsidiaries of Astea International Inc.
                   ----------------------------------------

                               December 31, 1998



Company Name                                    Jurisdiction of Organization
------------                                    ----------------------------

Astea FSC                                       Barbados
Astea GmbH                                      Germany
Astea International (AUST) PTY LTD              New South Wales
Astea Israel Ltd.                               Israel
Astea Service and Distribution Systems Ltd.     England
Astea Sarl                                      France
Astea Service and Distribution Systems B.V.     Netherlands
Astea Technology Inc.                           Delaware
Group Technologies, Inc.                        Delaware
Network Data, Inc.                              Delaware
Virtual Service Corporation                     Delaware

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